Exhibit 99.1
THORATEC CORPORATION COMPLETES EQUITY-BASED COMPENSATION REVIEW AND FILES 2006 10-K
     (PLEASANTON, CA), April 2, 2007—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today announced that the company has completed its review of its historic equity-based compensation practices and filed its annual report on Form 10-K for the fiscal year ended December 30, 2006 (2006 Form 10-K).
     On March 1, 2007, the company announced that it had filed with the Securities and Exchange Commission (SEC) a Form 12b-25 for a 15 day extension to file its 2006 Form 10-K because it had undertaken, and was in the process of completing, a detailed review of its equity-based compensation practices, including a review of the underlying documentation and procedures, and related accounting, for such practices. The company’s review is now complete. Although the company identified certain grant documentation and accounting errors, which resulted in additional non-cash equity-based compensation charges of approximately $100,000 associated with its historic stock option grants for the fiscal years 2001 through 2005, the company concluded that these accounting errors are immaterial to its financial statements in each of the periods to which such charges would have related.
     As the company did not file the 2006 Form 10-K within the 15 day extension period under SEC rule 12b-25, it anticipated and received on March 19, 2007 a Nasdaq Staff Determination Letter indicating that the company had failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq Global Select Market. As the 2006 Form 10-K has now been filed, the Company expects Nasdaq to withdraw the Staff Determination Letter and cease delisting proceedings.
     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate® LVAS (Left Ventricular Assist System) with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.

TNR-438	Continued.......
Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-8390	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216

Thoratec Corporation Completes
Equity Compensation Review
     Except for the historical information contained herein, the matters described above, including, without limitation, statements with respect to expectations regarding the cessation of Nasdaq delisting proceedings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words “expects,” “projects,” “hopes,” “believes,” “could,” “will,” “may,” “estimates,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements, based on a variety of factors, many of which are beyond the company’s control. Therefore, readers are cautioned not to put undue reliance on these statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results and events to differ materially, including any actions by the Securities and Exchange Commission or other regulatory agencies as a result of the company’s review of its equity-based compensation practices, the company’s ability to maintain compliance with Nasdaq Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Securities Exchange Act of 1934, and the continued listing of the company’s stock on the Nasdaq Global Select Market. Forward-looking statements contained herein should be considered in light of these factors and those factors discussed from time to time in the company’s most recent annual report on Form 10-K filed with the SEC, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
David Smith
Executive Vice President, Chief Financial Officer
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
#####
Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-8390	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216